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                                                                    EXHIBIT 99-1



                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             LONE WOLF ENERGY, INC.

         Lone Wolf Energy, Inc., a Colorado corporation (this "Corporation"), does hereby certify:

         1. Lone Wolf Energy, Inc., a Colorado corporation, was incorporated on March 4, 1991, and amended and restated its Articles of Incorporation on August 8, 1997.

         2. This Amendment to the Articles of Incorporation was duly adopted in accordance with the provisions of the Colorado Business Corporation Act (the "Act").

         3. Article I of this Corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST.   The name of the corporation is:

                     Zenex Telecom, Inc.

         4. In all other respect this Corporation's Articles of Incorporation remains as set forth in the Articles of Incorporation of this Corporation as amended and restated previously on August 9, 1997.

         IN WITNESS WHEREOF, this Corporation has caused this Amendment to the Articles of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary this 15th day of November, 2001.

                                        LONE WOLF ENERGY, INC.


                                        By:
                                           ----------------------------------
                                           Marc W. Newman
                                           Chief Executive Officer
ATTEST:

-------------------------------
Douglas A. Newman, Secretary